Exhibit 99.2

Michelle A. Reinglass, Esq. (SBN 86675)

John Y. Igarashi, Esq. (SBN 180118)

LAW OFFICES OF MICHELLE A. REINGLASS

23161 Mill Creek Drive, Suite 170

Laguna Hills, CA 92653

Tel:    (949) 587-0460

Fax:    (949) 587-1004

Attorneys for Plaintiff, JAMES G. REYNOLDS

SUPERIOR COURT OF CALIFORNIA

COUNTY OF ORANGE, CENTRAL JUSTICE CENTER

JAMES G. REYNOLDS,	CASE NO. 04CC03846

Plaintiff,	COMPLAINT FOR:

vs.	(1)	PROMISSORY FRAUD [DECEIT];
	(2)	PROMISSORY FRAUD [NEGLIGENT
HEALTH CARE PROPERTY INVESTORS,		MISREPRESENTATION];
INC., a Maryland corporation; KENNETH B.	(3)	BREACH OF ORAL CONTRACT;
ROATH, an individual; JAMES	(4)	DEFAMATION;
FLAHERTY, III, an individual; and DOES 1	(5)	EARNED BUT UNPAID WAGES;
through 25, inclusive,	(6)	AGE DISCRIMINATION IN VIOLATION OF THE FAIR EMPLOYMENT AND HOUSING ACT;
Defendants.	(7)	FAILURE TO TAKE ALL REASONABLE STEPS NECESSARY TO PREVENT WORKPLACE DISCRIMINATION, IN VIOLATION OF THE FAIR EMPLOYMENT AND HOUSING ACT;
	(8)	WRONGFUL CONSTRUCTIVE TERMINATION AND RETALIATION IN VIOLATION OF PUBLIC POLICY-TAMENY;
	(9)	UNFAIR BUSINESS PRACTICES;
	(10)	INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS;
	(11)	NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS; AND

	REQUEST FOR JURY TRIAL

Plaintiff JAMES G. REYNOLDS alleges as follows:

GENERAL ALLEGATIONS

1. Plaintiff JAMES G. REYNOLDS is an individual, residing in the State of California.

2. Plaintiff is informed and believes, and thereupon alleges that, at all times herein mentioned, Defendant HEALTH CARE PROPERTY INVESTORS, INC. is and was a Maryland corporation with its principal place of business in the City of Newport Beach, Orange County, California.

3. Plaintiff is informed and believes, and thereupon alleges, that at all times herein mentioned, KENNETH B. ROATH was and is an individual residing in the County of Orange, State of California.

4. Plaintiff is informed and believes, and thereupon alleges, that at all times herein mentioned, JAMES FLAHERTY, III, was and is an individual residing in the County of Los Angeles, State of California.

5. The true names and capacities of DOES 1 through 25, inclusive, are unknown to plaintiff, who therefore sues these defendants by fictitious names. Plaintiff will amend this complaint to allege the true names and capacities of these DOE defendants when ascertained. Plaintiff is informed and believes, and thereupon alleges, that DOES 1 through 25 are each responsible in some manner for the events herein alleged, and that plaintiff’s damages as herein alleged were proximately caused by their conduct. Plaintiff is informed and believes, and thereupon alleges, that at all times mentioned each of the defendants, including DOES 1 through 25, were the agents and employees of each of the remaining defendants. In doing the things hereinafter alleged, Defendants acted within the scope and course of such agency, except as to any defamation, harassment and/or retaliation by individual defendants, which are actions or omissions outside of the scope of employment, but statutorily give rise to liability against both the individual defendants and their employer. Plaintiff is further informed and believes that at all times relevant hereto, each of the defendants, including DOES 1 through 25, acted in concert with one another and in furtherance of each other’s interests.

6. Plaintiff began his employment with Defendant Health Care Property Investments, Inc. (“HCPI”) in approximately April of 1985. At that time, Plaintiff’s position was Senior Vice President and Chief Financial Officer. Plaintiff received a promotion to Executive Vice President in January 1995, where he functioned as second-in-command and likely heir to the then CEO Kenneth B. Roath. Plaintiff dedicated over 18 years of his life to HCPI.

7. Until May 2003, the CEO of HCPI and its Chairman of the Board and Plaintiff’s direct supervisor was Defendant Kenneth B. Roath. For the 18 years he was Plaintiff’s direct superior, Defendant Roath determined and had actual and ostensible authority to bind HCPI as to plaintiff’s terms and conditions of employment.

8. In September 2002, Defendant Roath informed Plaintiff that Roath intended to retire as CEO but that Plaintiff would not succeed him. Instead, Roath had selected a new and younger person from outside the company, Mr. James Flaherty, III, to replace Roath as its new Chief Executive Officer.

9. When Roath informed Mr. Reynolds that he would not be advanced to or even considered for the position of Chief Executive Officer of HCPI, Roath knew that based on his long tenure and seniority and his accomplishments within the company, Reynolds reasonably expected that he would be made the next CEO upon Mr. Roath’s retirement. Roath knew that Plaintiff would be very distressed with the news that an outsider was selected to replace Roath rather than Plaintiff. Roath also knew that plaintiff would be presented with other opportunities outside HCPI and could leave HCPI at a time when the new incoming CEO most needed his considerable company experience.

10. In September 2002, to induce Mr. Reynolds to stay with the company to assist the new CEO coming into the company, Mr. Roath gave Mr. Reynolds reassurances of secure employment and promises that his position would be enhanced and that he would continue to be responsible for operations under the new CEO, and agreed that his employment would be protected under a written employment contract with the same terms and conditions as Roath’s own. Under the terms of the promised contract of employment, plaintiff was assured of secure employment, and promised that in the event of termination of his employment, Plaintiff was to receive two (2) years of salary and bonus, and vesting of all unvested stock options and stock grants as if he had been employed through and including five (5) years after the date of termination, plus an enhanced operational role, with a retirement plan (SERP) under the same terms as Mr. Roath.

11. Plaintiff trusted and relied on the promises and assurances given to him by Mr. Roath, based on their long history working together. Mr. Reynolds was induced to and did rely on these promises and assurances, as a result of which he gave up and lost other opportunities available to him, and instead remained at HCPI to support the incoming CEO and keep his side of the bargain. However, after the new CEO, James Flaherty, III (Flaherty), took the helm of HCPI and established his own executive team, the company reneged on its promises. During a period of approximately 1 1/2 years, Mr. Reynolds faithfully supported Flaherty in reliance on Roath’s promises, and patiently waited for a memorialization of the promised written employment contracts and enhanced position, to no avail. Plaintiff had opportunities at other companies but turned them down. During that same period, HCPI, under Flaherty’s leadership, gradually embarked upon a campaign to eliminate its older work force, by terminating or forcing out employees over the age of 50 including Plaintiff, in favor of younger executives brought in from the outside. Mr. Reynolds was not only denied the enhanced operational position and other benefits promised to him, but his executive duties were removed from him and given to newly hired, younger employees who reported to Flaherty, not Plaintiff. These adverse employment actions were taken based upon Mr. Reynolds’ age, which in September 2002 was 51, in breach of the promises made to him by Roath, and to induce Plaintiff to leave the Company when the new CEO had a younger executive team in place and no longer needed his services. Plaintiff thereby detrimentally relied on Defendant Roath’s (and HCPI’s) false representations to Plaintiff.

12. Once Flaherty established his executive team and no longer needed

Plaintiff’s support, Defendants reneged on the promise of a written contract and benefits and increasingly created intolerable conditions in an attempt to force plaintiff to terminate his employment.

13. When Plaintiff understandably would not forfeit the benefits of the promises made to him by Defendants Roath and HCPI, Defendant Flaherty and HCPI increased the harassment and began a public campaign of harassment and humiliation against Plaintiff in front of Plaintiff’s co-workers, including calling Plaintiff a “knucklehead” and making public statements implying that Plaintiff created a management “bottleneck” at HCPI and was guilty of mismanaging HCPI (including that Plaintiff had let the management infrastructure stagnate and that Plaintiff was responsible for the 2004 closure of an employee stock sales window). Defendant Flaherty has further stripped Plaintiff of his duties and his staff and, piece by piece, given Plaintiff’s further responsibilities to younger workers who do not report to Plaintiff.

14. Defendant Flaherty strategically effected Plaintiff’s diminished stature, in part, first by firing the Senior Vice President/ Treasurer, who had previously reported to Plaintiff, and requiring Plaintiff to spend significant amounts of time on these lower level accounting tasks. Defendant Flaherty then hired a new Senior Vice President, with the technical title, “Strategic Development/ Treasurer” and who reported to Defendant Flaherty not Plaintiff. This new employee was assigned more of Plaintiff’s CFO duties, leaving Plaintiff with responsibilities for the lower level duties previously performed by his subordinate employee. Then, two (2) more executive vice-presidents were hired (with far less experience in the field than Plaintiff) in the asset management function, also reporting to Defendant Flaherty, instead of Plaintiff (despite the fact that employees in those positions previously reported to Plaintiff). These new employees were assigned more of Plaintiff’s former CFO and EVP duties, which included his supervisory role in each of their functions.

15. Despite the fact that Plaintiff had for over 18 years helped build HCPI from HCPI’s inception, in January 2004, Defendants informed Plaintiff that he would be stripped of his CFO title and a new CFO would be hired. Plaintiff was told that he would be relegated to taking clients out to lunch in a client relations role. Defendants further debased and degraded Plaintiff with press releases and public announcements made over objection by Mr. Reynolds, that falsely reported that the diminution of Plaintiff’s former second in command role at HCPI to an undefined “business development” role was effected at Plaintiff’s own request. These and other actions were taken by Defendants Flaherty and HCPI and others, to make Plaintiff’s work life miserable, ensure a hostile demeaning work environment, and to force him to quit, and thereby to deprive him of the benefits of his employment and the promises made to him.

16. When Plaintiff refused to be silenced and continued to protest the violation of his contract and other rights, Defendants retaliated by issuing ultimatums, and threats. For example, Defendants assigned an internal committee position to Plaintiff Reynolds, but conditioned it and his further employment upon his being “enthusiastic” about his wrongful treatment and intolerable conditions.

17. Defendants’ demotion, public humiliation, and on-going harassment of Plaintiff was designed to and has succeeded in creating an oppressive and intolerable workplace environment for Plaintiff.

EXHAUSTION OF ADMINISTRATIVE REMEDIES

18. Plaintiff fulfilled his administrative prerequisites by filing his charge of discrimination with the California Department of Fair Employment and Housing (DFEH) in February 2004. The DFEH issued a right-to-sue letter, dated March 5, 2004, which Plaintiff subsequently received.

FIRST CAUSE OF ACTION

(PROMISSORY FRAUD: DECEIT)

(Against All Defendants)

19. Plaintiff repleads, realleges and incorporates by reference paragraphs 1 through 18, inclusive, as though fully set forth herein.

20. When defendants made their representations to Plaintiff in September

2002 promising to give Plaintiff a written contract of employment, and an enhanced operational role to cause him to remain and support the incoming CEO, defendants knew that their representations were untrue and they had no such intentions.

21. As a direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered special damages including but not limited to loss of wages, including front and back pay, and benefits, plus consequential damages in an amount to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

22. As a further direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered and continues to suffer general damages including but not limited to significant and enduring emotional distress including humiliation, mental anguish and physical distress, injury to mind and body, in a sum to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

23. Plaintiff is further entitled to prejudgment interest in an amount to be shown at trial.

24. Defendants’ gross misrepresentations to Plaintiff resulted in emotional distress to Plaintiff, and the devaluation of over 18 years of his life. Defendants’ actions were fraudulent, malicious and oppressive. Plaintiff is thus entitled to and herein seeks punitive and exemplary damages from Defendants, in an amount according to proof at trial, to punish Defendants and deter Defendants and others from engaging in similar future conduct.

SECOND CAUSE OF ACTION

(PROMISSORY FRAUD: NEGLIGENT MISREPRESENTATION)

(Against All Defendants)

25. Plaintiff repleads, realleges and incorporates by reference paragraphs 1 through 20, inclusive, as though fully set forth herein.

26. When defendants made their representations to Plaintiff in September 2002 promising to give Plaintiff a written contract of employment, and an enhanced operational role if he agreed to remain at HCPI to support the new CEO, defendants knew that their representations were untrue.

27. As a direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered special damages including but not limited to loss of wages, including front and back pay, and benefits, plus consequential damages in an amount to be proven at time of trial, in excess of the minimum jurisdictional

28. As a further direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered and continues to suffer general damages including but not limited to significant and enduring emotional distress including humiliation, mental anguish and physical distress, injury to mind and body, in a sum to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

29. Plaintiff is further entitled to prejudgment interest in an amount to be shown at trial.

THIRD CAUSE OF ACTION

(BREACH OF ORAL CONTRACT)

(Against Defendant HCPI and Doe Defendants 1-25, inclusive)

30. Plaintiff repleads, realleges and incorporates by reference paragraphs 1 through 20, inclusive, plus paragraph 26, as though fully set forth herein.

31. As a direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered special damages including but not limited to loss of wages, including front and back pay, and benefits, plus consequential damages in an amount to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

32. Plaintiff is further entitled to prejudgment interest in an amount to be shown at trial.

FOURTH CAUSE OF ACTION

(DEFAMATION)

(Against All Defendants)

33. Plaintiff repleads, realleges and incorporates by reference paragraphs 1 through 21, inclusive, and paragraph 26, as though fully set forth herein.

34. In or about September 2002, Defendant Mr. Flaherty took over HCPI as the new CEO. Thereafter, Mr. Flaherty made false and disparaging, unprivileged statements about Plaintiff, which were transcribed and made available to Company employees and the general public, that the infrastructure at HCPI was insufficient for the business that it did, and falsely implied that Plaintiff had mismanaged the company and that Plaintiff was not taking measures to ensure that a proper infrastructure was in place at HCPI. HCPI implied that Plaintiff, the company’s long-term second in command, contributed to a leadership bottleneck.

35. Mr. Flaherty made these false, defamatory statements with knowledge that the statements were false. The false statements were published to the general public including but not limited to statements made at numerous events where industry investors and analysts were present.

36. The statements were false and without any absolute, qualified or conditional privilege.

37. These words spoken were slanderous per se because they implied that Plaintiff was unfit to engage in his employment, profession and/or trade. Defendants’ conduct was not privileged inasmuch as such statements were not made for any legitimate business purpose.

38. As a direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered special damages including but not limited to loss of wages, including front and back pay, and benefits, plus consequential damages in an amount to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

39. As a further direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered and continues to suffer general damages including but not limited to significant and enduring emotional distress including humiliation, mental anguish and physical distress, injury to mind and body, in a sum to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

40. Plaintiff is further entitled to prejudgment interest in an amount to be shown at trial.

41. Defendants’ false and malicious statements about Plaintiff resulted in emotional distress to Plaintiff, and the devaluation of over 18 years of his life. Defendants’ actions were fraudulent, malicious and oppressive. Plaintiff is thus entitled to and herein seeks punitive and exemplary damages from Defendants, in an amount according to proof at trial, to punish Defendants and deter Defendants and others from engaging in similar future conduct.

FIFTH CAUSE OF ACTION

(UNPAID WAGES - LABOR CODE, SECTIONS 201, 203, 218.5)

(Against Defendant HCPI and Doe Defendants 1-25, inclusive)

42. Plaintiff realleges and incorporates herein by reference paragraphs 1 through 21, inclusive, and paragraph 26, as though fully set forth herein.

43. During Plaintiff’s employment at HCPI, Plaintiff was promised a non-discretionary bonus, constituting wages under the Labor Code, according to a set formula. Despite having earned the aforementioned wages in year 2002 (representing his 2001 non-discretionary bonus) pursuant to the formula, the Company refused to pay the wages. HCPI wilfully and intentionally elected not to pay Plaintiff these wages for the illicit purpose of falsely inflating HCPI’s profitability reports. Pursuant to the formula, the wages in the form of a bonus were approximately $200,000.00.

44. The Labor Code provides that wages are to be paid no later than the next pay period.

45. Defendants violated California’s labor statutes by failing to pay Plaintiff his earned wages, and in fact continuing to fail to pay such wages. Said sums are now due and payable and are above the minimum jurisdictional limits of this court.

46. As a direct and proximate result of Defendants’ actions and omissions in relation to Plaintiff, as alleged above, Plaintiff has suffered special damages including but not limited to the unpaid wages themselves plus prejudgment interest, statutory penalties, and consequential damages.

47. In addition, Plaintiff is entitled to attorney fees pursuant to the provisions of Labor Code, section 218.5, and interest pursuant to Labor Code, section 218.6.

SIXTH CAUSE OF ACTION

(AGE DISCRIMINATION IN VIOLATION OF THE FAIR EMPLOYMENT AND

HOUSING ACT)

(Against Defendant HCPI and Doe Defendants 1-25, inclusive)

48. Plaintiff repleads, realleges and incorporates by reference paragraphs 1 through 21 inclusive, 26, 34-37 inclusive and 43-45, as though fully set forth herein. HCPI based its adverse decisions not to promote and to constructively terminate Plaintiff as well as other actions, upon Plaintiff’s age. Plaintiff is 52 years of age.

49. Since Defendant Flaherty took the helm of HCPI, HCPI has embarked upon a campaign to rid HCPI of older workers, by terminating or forcing out employees over the age of 50.

50. Defendants’ actions violated the California Fair Employment and Housing Act, codified within Government Code Section 12940, et seq.

51. As a direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered special damages including but not limited to loss of wages, including front and back pay, and benefits, plus consequential damages in an amount to be proven at time of excess of the minimum jurisdictional requirements of this Court.

52. As a further direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered and continues to suffer general damages including but not limited to significant and enduring emotional distress including humiliation, mental anguish and physical distress, injury to mind and body, in a sum to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

53. Plaintiff is further entitled to prejudgment interest in an amount to be shown at trial.

54. As a result of Defendant’s actions, Plaintiff has been forced to retain legal counsel and has incurred and will continue to incur attorneys’ fees and costs in litigating this action, and pursuant to Government Code, section 12965 et seq., Plaintiff is entitled to his legal fees and costs.

55. Defendant’s wrongful and tortious actions based upon Plaintiff’s age, caused Plaintiff emotional distress to Plaintiff, and the devaluation of over 18 years of his life. Defendants’ actions were both malicious and oppressive. Plaintiff is thus entitled to and herein seeks punitive and exemplary damages from Defendants, in an amount according to proof at trial, to punish Defendants and deter Defendants and others from engaging in similar future conduct.

SEVENTH CAUSE OF ACTION

(FAILURE TO TAKE ALL REASONABLE STEPS NECESSARY TO PREVENT

WORKPLACE DISCRIMINATION IN VIOLATION OF THE FAIR

EMPLOYMENT AND HOUSING ACT)

(Against Defendant HCPI and Doe Defendants 1-25, inclusive)

56. Plaintiff repleads, realleges and incorporates by reference paragraphs 1 through 21 inclusive, 26, 34-37 inclusive and 43-45, and 49-50 as though fully set forth herein.

57. HCPI based its decision not to promote and to harass Plaintiff based upon Plaintiff’s age.

58. Defendants failed to take all reasonable steps necessary to provide a discrimination free workplace environment, resulting in discrimination against Plaintiff.

59. Defendants knew or should have known that Plaintiff had been discriminated against and harassed on the basis of his age, yet Defendants failed to properly investigate workplace age discrimination.

60. Defendants knew or should have known that Plaintiff had been discriminated against on the basis of his age, yet Defendants failed to take immediate and appropriate corrective action.

61. Such acts violate the provisions of the Fair Employment and Housing Act, including but not limited to Government Code, section 12940(k).

62. As a direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered special damages including but not limited to loss of wages, including front and back pay, and benefits, plus consequential damages, in an amount to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

63. As a further direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered and continues to suffer general damages including but not limited to significant and enduring emotional distress including humiliation, mental anguish and physical distress, injury to mind and body, in a sum to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

64. Plaintiff is further entitled to prejudgment interest in an amount to be shown at trial.

65. As a result of Defendant’s actions, Plaintiff has been forced to retain legal counsel and has incurred and will continue to incur attorneys’ fees and costs in litigating this action. Pursuant to Government Code, section 12965 et seq., Plaintiff is entitled to his legal fees and costs.

66. Defendant’s failure to take any steps necessary to prevent workplace discrimination and harassment against Plaintiff, resulted in his being wrongfully passed over for promotion based upon his age, continued harassment and emotional distress to Plaintiff, and the devaluation of over 18 years of his life. Defendants’ actions were fraudulent, malicious and oppressive. Plaintiff is thus entitled to and herein seeks punitive and exemplary damages from Defendants, in an amount according to proof at trial, to punish Defendants and deter Defendants and others from engaging in similar future conduct.

EIGHTH CAUSE OF ACTION

(WRONGFUL CONSTRUCTIVE TERMINATION AND RETALIATION IN

VIOLATION OF PUBLIC POLICY - TAMENY)

(Against Defendant HCPI and Doe Defendants 1-25, inclusive)

67. Plaintiff repleads, realleges and incorporates by reference paragraphs 1 through 21 inclusive, 26, 34-37 inclusive and 43-45, 50-51, and 57-61, as though fully set forth herein.

68. As set forth within the Fifth Cause of Action above, Plaintiff complained to Flaherty about HCPI’s violation of California labor law by failure to pay wages.

69. Immediately thereafter, and directly resulting from Plaintiff’s complaints about and opposition to Defendant’s illegal conduct, Defendants Flaherty and HCPI began to take adverse employment actions against Plaintiff, including stripping Plaintiff of his executive responsibilities (i.e., a demotion), and a campaign of retaliatory harassment and humiliation, as set forth hereinabove.

70. As a direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered special damages including but not limited to loss of wages, including front and back pay, and benefits, including consequential damages in an amount to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

71. As a further direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered and continues to suffer general damages including but not limited to significant and enduring emotional distress including humiliation, mental anguish and physical distress, injury to mind and body, in a sum to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

72. Plaintiff is further entitled to prejudgment interest in an amount to be shown at trial.

73. Defendant’s campaign of retaliation, harassment and humiliation has caused Plaintiff emotional distress, and the devaluation of over 18 years of his life. Defendants’ actions were fraudulent, malicious and oppressive. Plaintiff is thus entitled to and herein seeks punitive and exemplary damages from Defendants, in an amount according to proof at trial, to punish Defendants and deter Defendants and others from engaging in similar future conduct.

NINTH CAUSE OF ACTION

(UNFAIR BUSINESS PRACTICES - B & P CODE, SECTION 17200)

(Against Defendant HCPI and Doe Defendants 1-25, inclusive)

74. Plaintiff repleads, realleges and incorporates by reference paragraphs 1 through 21 inclusive, 26, 34-37 inclusive and 43-45, 50-51, 57-61, and 68-69, as though fully set forth herein.

75. The aforementioned acts and omissions of the Defendants and in particular the withholding/ non-payment of earned wages, constitute unfair business practices within the meaning of Business & Professions Code § 17200, and Defendants are therefore liable to Plaintiff under this statute. Pursuant to Business & Professions Code § 17205, any recovery for violation of this statute is cumulative and is thus in addition to any other damages recoverable in this complaint.

TENTH CAUSE OF ACTION

(INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS)

(Against All Defendants)

76. Plaintiff repleads, realleges and incorporates by reference paragraphs 1 through 21 inclusive, 26, 34-37 inclusive and 43-45, 50-51, 57-61, 68-69 and 75 as though fully set forth herein.

77. Through Defendants’ outrageous conduct as described herein and above, and continuing to the present, Defendants and their agents acted with a discriminatory intent to cause, or with a reckless disregard for the probability to cause, Plaintiff humiliation, mental anguish, and substantial and enduring emotional distress. To the extent that said outrageous conduct was perpetrated by certain agents of Defendants, Defendants authorized and ratified the conduct with the knowledge that Plaintiff’s emotional and physical distress would thereby increase, and with a wanton and reckless disregard for the deleterious consequences to Plaintiff.

78. As a direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered special damages including but not limited to loss of wages, including front and back pay, and benefits, and consequential damages in an amount to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

79. As a further direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered and continues to suffer general damages including but not limited to significant and enduring emotional distress including humiliation, mental anguish and physical distress, injury to mind and body, in a sum to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

80. Plaintiff is further entitled to prejudgment interest in an amount to be shown at trial.

81. Defendants’ outrageous conduct resulted in emotional distress to Plaintiff, and the devaluation of over 18 years of his life. Defendants’ actions were fraudulent, malicious and oppressive. Plaintiff is thus entitled to and herein seeks punitive and exemplary damages from Defendants, in an amount according to proof at trial, to punish Defendants and deter Defendants and others from engaging in similar future conduct.

ELEVENTH CAUSE OF ACTION

(NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS)

(Against All Defendants)

82. Plaintiff repleads, realleges and incorporates by reference paragraphs 1 through 21 inclusive, 26, 34-37 inclusive and 43-45, 50-51, and 57-61, 68-69, 75 and 77, as though fully set forth herein.

83. Defendants and their agents negligently engaged in certain acts as alleged herein and above, which proximately resulted in injury and emotional distress to Plaintiff.

84. At all times material herein, Defendants knew, or in the exercise of ordinary care should have known, that unless Defendants and their agents ceased to engage in the aforementioned acts, or intervened to protect Plaintiff, and to prohibit, control, regulate and/or penalize the conduct of Defendants’ agents, as alleged herein, that the conduct would continue, thereby subjecting Plaintiff to personal injury and emotional distress.

85. As a direct, proximate and foreseeable result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered special damages including but not limited to loss of wages, including front and back pay, and benefits, and consequential damages in an amount to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

86. As a further direct and proximate result of Defendants’ actions against Plaintiff, as alleged above, Plaintiff has suffered and continues to suffer general damages including but not limited to significant and enduring emotional distress including humiliation, mental anguish and physical distress, injury to mind and body, in a sum to be proven at time of trial, in excess of the minimum jurisdictional requirements of this Court.

87. Plaintiff is further entitled to prejudgment interest in an amount to be shown at trial.

88. Defendants’ intentional act resulted in foreseeable emotional distress to Plaintiff, and the devaluation of over 18 years of his life. Defendants’ actions were fraudulent, malicious and oppressive. Plaintiff is thus entitled to and herein seeks punitive and exemplary damages from Defendants, in an amount according to proof at trial, to punish Defendants and deter Defendants and others from engaging in similar future conduct. Punitive damages are available based upon negligent infliction of emotional distress if the plaintiff can show that the defendant “intentionally performed an act from which he knows, or should know, it is highly probable that harm will result.” Slaughter v.

Legal Process & Courier Serv. (1984) 162 Cal.App.3d 1236, 1252.

WHEREFORE, Plaintiff prays for judgment against Defendants, and each of them, as follows:

1. Actual and compensatory damages in a sum according to proof at time of trial;

2. Consequential and incidental damages in a sum according to proof at time of trial;

3. General damages, including damages for mental and emotional distress, in a sum according to proof at time of trial;

4. Payment of Plaintiff’s costs and reasonable attorneys, to the full extent authorized by statute, contract or law.

5. Pre judgment interest at the legal prevailing rate;

6. For punitive and exemplary damages in a sum according to proof at trial;

7. Interest and penalties on the Labor Code claims.

8. For costs of suit herein incurred; and

9. For such other and further relief as the court deems proper.

DEMAND FOR JURY

Plaintiff JAMES G. REYNOLDS hereby demands trial by jury in this action.

DATED: March 11, 2004	LAW OFFICES OF MICHELLE A. REINGLASS

	By:	[signature]
Michelle A. Reinglass
John Y. Igarashi
Attorneys for Plaintiff, JAMES G. REYNOLDS